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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of BEA Systems, Inc. of our report dated February 24, 1998, with respect to the Consolidated Financial Statements of BEA Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998; our report dated February 24, 1998, except for Note 18, as to which the date is September 10, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its current report on Form 8-K dated September 10, 1998; and our report dated February 24, 1998, except for Note 18, as to which the date is September 30, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its current report on Form 8-K/A dated October 29, 1998 and filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


Palo Alto, California
December 16, 1998